EMPLOYMENT CONTRACT

         THIS AGREEMENT made and entered into this 1st day of July, 2000, by and between Chemical & Equipment Specialties, Inc., an Oklahoma corporation, hereinafter referred to as "CORPORATION", and Glenn Penny, hereinafter referred to as "EMPLOYEE".

                              W I T N E S S E T H:

         WHEREAS, CORPORATION desires to employ EMPLOYEE upon the terms and conditions hereinafter set forth, and EMPLOYEE desires to accept such employment.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. EMPLOYMENT. CORPORATION hereby employs EMPLOYEE and EMPLOYEE hereby accepts employment by CORPORATION, upon all of the terms and conditions as are hereinafter set forth.

2. DUTIES. CORPORATION hereby employs EMPLOYEE as President, his duties and powers in that capacity to be determined by the board of directors of CORPORATION. EMPLOYEE shall further perform such other duties as may be assigned to him from time to time by the board of directors of CORPORATION. During the term of this agreement, EMPLOYEE shall also serve without additional compensation in such other offices of the CORPORATION to which he may be elected or appointed by the board of directors of CORPORATION.

3. TERM. Unless hereafter extended by mutual agreement of the parties, the term of employment under this agreement shall be for a period of three (3) years commencing July 1, 2000, and terminating June 30, 2003, subject, however, to an earlier termination during said period as provided hereinafter. The contract is extendable for one year on the expiration date and each anniversary thereafter.

4. COMPENSATION. CORPORATION shall pay EMPLOYEE for all services rendered a salary of One Hundred Thousand Dollars ($100,000.00) per year, payable in equal bi-weekly installments. Salary payments shall be subject to withholding and other applicable taxes.

5. EXTENT OF SERVICES. EMPLOYEE shall devote his time and attention to the business of CORPORATION. During the term of this agreement, EMPLOYEE shall not engage in any other conflicting business activity, regardless of whether it is pursued for gain or profit, without the prior consent of CORPORATION. EMPLOYEE, however, may invest his assets in other companies, so long as they do not require the services of EMPLOYEE in the operation of their affairs.

6. WORKING FACILITIES. CORPORATION shall provide EMPLOYEE with such facilities and secretarial or technical help as may be suitable to his position and adequate for the performance of his duties.

7. DISCLOSURE OF INFORMATION. EMPLOYEE acknowledges that certain information of CORPORATION, e.g. customer lists, drawings, designs, bid documents, formulations and computer programs ("Confidential Information"), all as CORPORATION may determine from time to time, is valuable, special and confidential information of the business of CORPORATION. EMPLOYEE shall not, during and after the term of his employment, disclose all or any part of the Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose. In the event of the EMPLOYEE's breach or threatened breach of this paragraph, CORPORATION shall be entitled to a preliminary restraining order and an injunction restraining and enjoining the EMPLOYEE from disclosing all or any part of the Confidential Information and from rendering any services to any person, firm, corporation, association, or other entity to whom all or any part of such Confidential Information has been or is threatened to be disclosed. In addition to or in lieu of the above, CORPORATION may pursue all other remedies available to CORPORATION or for such breach or threatened breach, including the recovery of damages from the EMPLOYEE.

8. VACATION. EMPLOYEE shall be entitled to 4 weeks vacation (20 days), during which time his compensation shall be paid in full.

9. SICKNESS. EMPLOYEE shall be entitled to a number of working days of leave each year during the term of this agreement as defined in the employee policy manual because of the sickness, accident, and/or disability of EMPLOYEE or any member of his immediate family without any adjustment in salary. Unused sick leave during any year may not be accumulated and may not be used for additional vacation.

10. DISABILITY. If the EMPLOYEE is unable to perform his services by reason of illness or incapacity for a period of more than two consecutive weeks, the compensation thereafter payable to him during the continued period of such illness or incapacity shall be as outlined in the employee policy manual.

11. EXPENSES. During the term of this agreement, CORPORATION shall reimburse EMPLOYEE for the reasonable expenses incurred by EMPLOYEE for the benefit of CORPORATION, all in accordance with the general policy or policies of CORPORATION as adopted by the board of directors of CORPORATION from time to time. CORPORATION shall reimburse the EMPLOYEE for all such expenses upon the periodic presentation by EMPLOYEE of an itemized account of such expenditures.

12. AUTHORITY TO BIND CORPORATION. EMPLOYEE shall have authority to enter into any contracts binding upon CORPORATION, and to create any obligations on the part of CORPORATION, as shall be specifically authorized by the board of directors of CORPORATION.

13. TERMINATION WITHOUT CAUSE.CORPORATION may, without cause, terminate this agreement at any time by giving sixty (60) days' written notice to the EMPLOYEE. In that event, EMPLOYEE, if requested by CORPORATION, shall continue to render his services, and shall be paid his regular compensation up to the date of termination. In addition, EMPLOYEE shall be paid on the date of termination a severance allowance equal to the pay for the remaining time of the contract (less all amounts required to be withheld and deducted). EMPLOYEE may, without cause, terminate this agreement by giving sixty (60) days' written notice to CORPORATION. In such event, EMPLOYEE shall continue to render his services and shall be paid his regular compensation up to the date of termination, but he shall not receive any severance allowance.

14. TERMINATION UPON SALE OF BUSINESS. Notwithstanding anything herein to the contrary, CORPORATION may terminate this agreement by giving sixty (60) days notice to the EMPLOYEE if any of the following events occur: (a) CORPORATION sells substantially all of its assets to a single purchaser or to a group of associated purchasers; (b) At least two-thirds of the outstanding corporate shares of CORPORATION are sold, exchanged, or otherwise disposed of, in one transaction; (c) CORPORATION elects to terminate its business or liquidate its assets; or (d) There is a merger or consolidation of the CORPORATION in a transaction in which the CORPORATION's shareholders receive less than fifty percent (50%) of the outstanding voting shares of the new or continuing corporation. In such event, EMPLOYEE shall continue to render his services and shall be paid his regular compensation up to the date of termination, and shall receive severance allowance equal to the remaining pay in the contract (less all amounts required to be withheld and deducted).

15. RESTRICTIVE COVENANT. For a period of two (2) years after the termination or expiration of this agreement, EMPLOYEE shall not, within the State of Oklahoma, directly or indirectly, own, manage, operate, control, be employed by, participate in or be connected in any manner with the ownership, management, operation, or control of any business similar to the type of business conducted by the CORPORATION at the time this agreement terminates. In the event of the actual or threatened breach by EMPLOYEE of this paragraph, CORPORATION shall be entitled to a preliminary restraining order and injunction restraining the EMPLOYEE from violating its provisions. Nothing in this agreement shall be construed to prohibit the CORPORATION from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the EMPLOYEE.

16. NOTICES. Any notice required or desired to be given under this agreement shall be deemed given if delivered in person or in writing and sent by certified mail, return receipt requested, to the residence of EMPLOYEE or to the principal office of CORPORATION, as the case may be.

17. WAIVER OF BREACH. The waiver by CORPORATION of a breach of any provision of this agreement by the EMPLOYEE shall not operate or be construed as a waiver of any subsequent breach by the EMPLOYEE. No waiver shall be valid unless in writing and signed by an authorized officer of the CORPORATION.

18. ASSIGNMENT. EMPLOYEE acknowledges that his services are unique and personal. Accordingly, EMPLOYEE may not assign his rights or delegate his duties or obligations under this agreement. The rights and obligations of CORPORATION under this agreement shall enure to the benefit of, and shall be binding upon, the successors and assigns of CORPORATION.

19. ENTIRE AGREEMENT. This agreement contains the entire understanding of the parties and may not be changed orally but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

20. GOVERNING LAW. This agreement shall be governed by the laws of the State of Oklahoma.

21. HEADINGS. Headings in this agreement are for convenience only and shall not be used to interpret or construe its provisions.

22. COSTS. In the event either party hereto is forced to resort to arbitration or use of a court of competent jurisdiction in the resolution of any controversy arising out of this Employment Contract, or in the enforcement of any rights granted herein, then the successful party shall, in addition to any litigation costs incurred, be entitled to the payment of its attorney's fees by the unsuccessful party.

23. COUNTERPARTS. This agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be construed one and the same instrument.

24. EFFECTIVE DATE. This agreement shall, regardless of the date of execution, be deemed effective as of the 1st day of July, 2000, in all respects.

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IN WITNESS WHEREOF, the parties hereunto have executed this agreement as of the day and year first above set forth.

CHEMICAL & EQUIPMENT SPECIALTIES, INC.

                                                By:/s/Tom Morton
                                                ------------------
                                                 Tom Morton, CFO
                                                  "CORPORATION"


                                                /s/ Glenn Penny
                                                ------------------
                                                    Glenn Penny
                                                    "EMPLOYEE"